Exhibit 32

Certification Pursuant to 18 U.S. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of Astrotech Corporation (“Astrotech”), that, to the best of his knowledge, the Quarterly Report of Astrotech on Form 10-Q for the period ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of Astrotech.

Date: May 7, 2012

/s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer

/s/ John M. Porter
John M. Porter
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Astrotech and will be retained by Astrotech and furnished to the Securities and Exchange Commission or its staff upon request.